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                                                                Exhibit 10.13


                         SOFTWARE DEVELOPMENT, MARKETING
                                       AND
                                ROYALTY AGREEMENT
                                     (SOGS)

         This SOFTWARE DEVELOPMENT, MARKETING AND ROYALTY AGREEMENT (this "Agreement") is entered into this ___ day of January, 2001, by and among ORION HEALTHCARE TECHNOLOGY, INC., an Iowa corporation, formerly known as Accurate Assessments, Inc., an Iowa corporation, with offices at 1823 Harney Street, Suite 101, Omaha, Nebraska 68102 ("Orion"), SOUTH OAKS FOUNDATION, a non-profit corporation, with offices at 400 Sunrise Highway, Amityville, New York 11701, and WSNCHS EAST, INC. d/b/a South Oaks Hospital, a non-profit corporation, with offices at 400 Sunrise Highway, Amityville, New York 11701 (together, "South Oaks")

         WHEREAS, South Oaks has developed the South Oaks Gambling Screen ("SOGS"), a written questionnaire completed manually by practitioners providing treatment or conducting research in the area of gambling addictions;

         WHEREAS, Orion is a leading developer and marketer of computer software in the healthcare field related to addictions, including, without limitation, gambling;

         WHEREAS, the parties desire to enter into a relationship whereby Orion will (a) convert the written text comprising SOGS into a computer software program (the "Software") and thereby automate certain functions of SOGS, (b) market, sell and license the Software and (c) pay South Oaks a royalty for each copy of the Software licensed or sold;

         WHEREAS, South Oaks owns rights in and to SOGS;

         WHEREAS, South Oaks has agreed to grant Orion a license to use SOGS in connection with Orion's duties described in this Agreement;

         WHEREAS, Orion has agreed to develop, market, sell and license the Software on behalf of South Oaks on condition that, among other things as more particularly described in this Agreement, Orion has the exclusive right to so develop, market, sell and license the Software;

         NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Orion and South Oaks hereby agree as follows:

         1. DEVELOPMENT OF THE SOFTWARE. South Oaks hereby grants Orion the exclusive right to develop a software program incorporating and automating SOGS and Orion hereby agrees to review SOGS and develop and convert the text and substance of SOGS into a computer software program designed to automate the screen. South Oaks reserves unto itself any and all other of its rights to and in SOGS not herein specifically and expressly granted to Orion.

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         2.       MARKETING AND SALES OF THE SOFTWARE.

                  a. South Oaks hereby grants Orion the exclusive right and Orion hereby agrees to actively market, promote, license and sell the Software.

                  b. Orion may solicit orders directly or through subcontractors or agents. Orion shall be responsible for its employees', subcontractors' or agents' acts or omissions in performing marketing services and for the payment of amounts owed (if any) to its employees, subcontractors, or agents, as may be appropriate.

                  c. Orion, in its sole discretion, may develop specific sales and marketing materials for use in the marketing and licensing of the Software, which materials may be reviewed by South Oaks. Orion shall retain all right, title and interest in all such marketing materials.

                  d. Orion shall bear the sole responsibility for the delivery of the Software to licensees and for the billing and collection of all amounts owed to Orion through its licensing or sales of the Software.

                  e. Unless otherwise specified herein, Orion agrees that the use of the Software by licensees shall be pursuant to applicable licensing agreements, manuals and any other documentation developed by Orion.

                  f. Orion shall maintain full, clear and accurate records with respect to each and every copy of the Software distributed by Orion, each license granted, each license agreement executed, and all receipts from installation, maintenance and support of the Software and all other revenues related thereto. South Oaks further agrees to cooperate fully with Orion should a dispute arise with a licensee or another entity regarding the sale, licensing, distribution or maintenance and support of the Software, including, without limitation, the right to use trademarks, servicemarks, trade names, logos and copyrighted materials for which a license is granted pursuant to this Agreement.

                  g. Title to the Software and all patents, copyrights, trademarks, design rights, trade secrets, moral rights and other proprietary rights in the Software are and will remain the exclusive property of Orion, regardless of whether specifically recognized or perfected under the laws of the country where the Software is used; provided, however, that South Oaks is not relinquishing any of its rights to SOGS. South Oaks will not (i) take any action that jeopardizes any proprietary rights that Orion may develop, (ii) acquire any right in the Software without the express written consent of Orion other than those right to SOGS is has reserved or (iii) perform any reverse engineering of the Software.

         3. GRANT OF LICENSES TO ORION. South Oaks hereby grants to Orion a non-exclusive license to use its trademarks, servicemarks, trade names and logos, including, without limitation, the name "South Oaks Foundation", "South Oaks Hospital", "South Oaks Gambling Screen" and abbreviations and derivations thereof (collectively, the "Marks") in the Software and materials used to market, promote, license, sell and distribute the Software. South Oaks hereby grants to Orion a world-wide royalty-bearing exclusive license to use any and all of the copyrighted

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material comprising the South Oaks Gambling Screen in writing, developing, commercializing, marketing, promoting, licensing and selling the Software.

         4.       ROYALTY PAYMENTS.

                  a. Orion hereby agrees to pay a royalty to South Oaks for the use of SOGS, which royalty shall be paid as follows:

                           i. five percent (5%) of the retail price of each copy of the Software sold or licensed as a separate, stand-alone product (a "Stand-Alone Sale"); and

                           ii. $5.00 for each copy sold or licensed as a unit bundled, combined or packaged together with other software products sold or licensed by Orion.

                  b. With respect to any copies of the Software returned to Orion for full refund, South Oaks shall repay to Orion any royalty paid by Orion for such returned copy of the Software.

                  c. On or before the 15th of March, June, September and December, Orion shall remit to South Oaks the appropriate payments for the Software licensed or sold by Orion during the previous month, together with a written royalty statement setting forth the total sales and licenses of the Software (identifying the Stand-Alone Sales and Bundled Sales during the period covered by the statement) and the total of royalty payments previously made which should be repaid to Orion as the result of returns of the Software.

                  d. Orion shall pay directly all income, franchise, sales, use, personal property, ad valorem, value added, stamp or other taxes, levies, customs duties or other imposts or fees, including withheld taxes (except only a tax levied by the United States of America or the States of Nebraska, New York or Rhode Island based on the net income of South Oaks), together with all penalties, fines and interest thereon that in any way arise out of this Agreement, whether on or measured by the price, the charges, the programs or the services furnished, or their use, however designated, levied or based (hereinafter collectively called "Tax").

                  e. With respect to any copies of the Software licensed or sold as the result of the independent marketing or referral efforts of South Oaks, the royalty fee due to South Oaks shall be calculated in accordance with the provisions of paragraph a. above.

         5.       INSTRUCTION AND TRAINING.  Intentionally omitted.

         6. ASSIGNMENT. This Agreement may not be assigned in whole or in part by either party without the prior written approval of the other party, which shall not be unreasonably withheld; provided, however, Orion may assign this Agreement to any present or future affiliate or subsidiary or assign its right to receive payment hereunder without such consent.

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         7.      SOUTH OAKS'S REPRESENTATIONS AND INFRINGEMENT CURE. South Oaks
hereby represents and warrants that it owns and has title in and to SOGs, free of claims by third parties. South Oaks hereby further represent and warrant that it has not granted similar or conflicting rights or exclusive licenses to any third party with respect to SOGS and that to the best of its knowledge, the development, marketing, licensing, sale or delivery of the Software will not infringe upon the proprietary rights of any third party. In the event the Software becomes the subject of a claim for patent or copyright infringement or other infringement of proprietary rights, whether such claim is asserted against Orion or South Oaks or any licensee of the Software, (a) South Oaks agrees to
(i) assist Orion in any effort to protest such claim or procure the right to continue to use the Software and (ii) in the event any of South Oaks' representations and warranties above is false, pay Orion's costs in connection with the actions to be taken by Orion under (i), including, without limitation, reasonable attorneys' fees; and (b) Orion may (i) at its cost, procure the right to continue using the Software; or (ii) modify the Software so as to make it non-infringing. If Orion, in its sole discretion, determines that it is not reasonably able to procure such rights or so modify the Software or otherwise secure the right to continue using the Software, then this Agreement shall terminate and Orion shall, within 30 days of the termination, remit to South Oaks any royalty fees due for licensed or sold Software, less any credits due to Orion for royalty fees paid on returned Software. This Section 7 states the entire and exclusive obligation of Orion to South Oaks and of South Oaks to Orion relating to the Software with respect to any actual or alleged infringement of patents, copyrights or other proprietary rights of third parties by the Software or any part thereof.

         8. FORCE MAJEURE. Neither party shall be liable for delays in performance of this Agreement caused by acts of God, government restrictions or interference, strikes or other labor disputes, fires, power outages, communications failures, or for any other cause, to the extent that any such causes are beyond its reasonable control; provided, however, that if such delay shall continue for thirty (30) days, then either party may terminate this Agreement upon thirty (30) days' written notice to the other party. If the non-performing party performs within said thirty (30) day period, then this Agreement shall continue in full force and effect as though no such notice had been given. In no event shall failure to timely pay amounts owed be excused.

         9. INDEPENDENT CONTRACTOR. In connection with this Agreement, each party is an independent contractor and as such will not have any authority to bind or commit the other party except as provided hereunder. Nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose.

         10.      LIMITATION OF LIABILITY.

                  a. No party shall be liable for damages caused by acts or events beyond such party's control. In addition, neither party shall have liability for information or advice supplied by third-party vendors.

                  c. No party shall be liable for incidental, indirect, special or consequential damages or for lost profits, savings or revenues of any kind, whether or not the party has been advised of the possibility of such damages.

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                  d.       Orion  shall  not be liable  for any  damages
         arising from the  unavailability  of the Software.

         11.      TERM AND TERMINATION.

                  a. The term of this Agreement commences on the date first set forth above and shall terminate one year thereafter. After the expiration of the initial term of the Agreement, the Agreement shall automatically renew for additional twelve (12) month terms unless terminated or canceled by either party as set forth in paragraph 11(b) below.

                  b. Upon any material default by a party under this Agreement, the other party may terminate this Agreement by giving not less than thirty (30) days' prior written notice to the defaulting party; provided, however, the defaulting party shall have the right to cure such default within such thirty (30) day period. If not cured within such thirty (30) day period, the Agreement shall terminate upon the expiration of such thirty (30) day period. In addition and notwithstanding the foregoing, either party may terminate this Agreement at any time with 30 days' prior written notice to the other party.

                  c. Upon termination for any reason, each party shall pay to the other any royalty fee due or due to be refunded within 30 days of termination.

         12.      MISCELLANEOUS.

                  a. MODIFICATIONS. This Agreement may be amended, restated, supplemented or otherwise modified from time to time, provided, however, that any amendment, restatement, supplement, modification or waiver of any provision of this Agreement or any Attachment to this Agreement must be in writing and signed by authorized representatives of both parties.

                  b. SEVERABILITY. If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that such provisions shall be enforced to the greatest extent permitted by law and the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin good faith negotiations for a replacement.

                  c. NO WAIVER. If either party fails to enforce any right or remedy available to it under this Agreement, such failure shall not be construed as a waiver of any right or remedy with respect to any other breach or failure by the other party.

                  d. GOVERNING LAW. This Agreement and all matters arising out of or relating to this Agreement shall be governed by the laws of the State of Nebraska and shall be deemed to be executed in and the Software performed from Omaha, Nebraska.

                  e. SURVIVAL OF TERMS. The respective obligations of Orion and South Oaks hereunder which by their nature would continue beyond termination or expiration hereof shall survive the termination or expiration of this Agreement.

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                  f.       AUTHORIZATION. Each party represents and warrants
         that it has the power and authority to execute this Agreement and that the individual signing this Agreement is authorized to do so. The parties further represent and warrant that upon execution of this Agreement, it shall be a valid and binding agreement between the parties enforceable in accordance with its terms.

                  g. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the Software and supersedes all prior or contemporaneous agreements, proposals or understandings, whether written or oral.

         13. NOTICES. Any notice required or permitted hereunder shall be in writing and addressed to the other parties as first set forth in this Agreement or to the last known address of such party. Any notice sent shall be deemed to be received and valid upon (i) actual receipt, if hand delivered, (ii) three business days from date on which such notice was sent, if sent by certified or first class mail, postage prepaid, or (iii) upon the next business day if such notice was sent by facsimile or overnight mail.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              ORION HEALTHCARE TECHNOLOGY, INC.,
                              an Iowa corporation

                              By
                                 -----------------------------------------------
                              Name
                                   ---------------------------------------------
                              Title
                                    --------------------------------------------


                              SOUTH OAKS FOUNDATION, a non-profit corporation

                              By
                                 -----------------------------------------------
                              Name
                                   ---------------------------------------------
                              Title
                                    --------------------------------------------


                              WSNCHS EAST, INC. d/b/a South Oaks Hospital, a non-profit corporation

                              By
                                 -----------------------------------------------
                              Name
                                   ---------------------------------------------
                              Title
                                    --------------------------------------------



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